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                                                 1500 FLEET CENTER
                                                 PROVIDENCE, RHODE ISLAND 02903
                                                 401 274-2000
                                                 FAX: 401 277-9600
HINCKLEY, ALLEN & SNYDER LLP
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ATTORNEYS AT LAW

                                                   April 3, 2000

Bancorp Rhode Island, Inc.
Bank Rhode Island
One Turks Head Place
Providence, RI 02903

Ladies and Gentlemen:

        We have acted as counsel for Bank Rhode Island, a Rhode Island financial institution ("Bank RI") and its wholly-owned subsidiary, Bancorp Rhode Island, Inc., a Rhode Island corporation ("Bancorp") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Bancorp with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration by Bancorp of 3,728,550 shares of Common Stock, as defined in the Articles of Incorporation of Bancorp, par value $.01 per share, which includes 280,000 shares which are issuable upon conversion of shares of Non-Voting Common Stock, as defined in the Articles of Incorporation of Bancorp, par value $.01 per share (the Common Stock and Non-Voting Common Stock is sometimes collectively referenced herein as the "Bancorp's Stock"). If approved by the shareholders of Bank RI and applicable regulatory authorities, under the terms of a Plan of Reorganization and Merger Agreement (the "Merger Agreement"), Bank RI will reorganize to become a wholly-owned subsidiary of Bancorp, and current holders of common and non-voting common stock of Bank RI ("Bank RI's Stock") will exchange their shares of Bank RI's Stock for Bancorp's Stock on a one for one basis.

         We have examined the Registration Statement as well as the Merger Agreement, the Articles of Incorporation of Bancorp, and the By-laws of Bancorp which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined the Agreement to Form and the By-laws of Bank RI. We also have examined the applications for regulatory approval of the transactions contemplated by the Merger Agreement as submitted by Bank RI and Bancorp to the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Department of Business Regulation of the State of Rhode Island. Further, we have reviewed, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Bank RI and Bancorp, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.



       28 STATE STREET * BOSTON, MASSACHUSETTS 02109-1775 * 617-345-9020


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HINCKLEY, ALLEN & SNYDER LLP
Bancorp Rhode Island, Inc.
Bank Rhode Island
April 3, 2000
Page 2


         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that Bancorp's Stock which may be issued under the Merger Agreement has been duly authorized and when issued in accordance with the terms of the Merger Agreement will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. This opinion is rendered to you in connection with the Registration Statement and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Very truly yours,

                                           Hinckley, Allen & Snyder LLP

                                           /S/ HINCKLEY, ALLEN & SNYDER LLP